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                                                                      EXHIBIT 21

                                 PSEG POWER LLC

                            SIGNIFICANT SUBSIDIARIES


                                                                 STATE OF
NAME                                      OWNERSHIP %         INCORPORATION
----                                      -----------         -------------
PSEG Fossil LLC                               100                Delaware
PSEG Nuclear LLC                              100                Delaware
PSEG Energy Resources & Trade LLC             100                Delaware


NOTE: The remaining subsidiaries of PSEG Power LLC are not significant subsidiaries as defined in Regulation S-X.